Exhibit 99.1

SciQuest, Inc. Announces Pricing of Common Stock Offering

Cary, NC—March 26, 2014—SciQuest, Inc. (NASDAQ: SQI) announced today the pricing of its underwritten public common stock offering of 3,000,000 shares at a price to the public of $26.75 per share. In addition, SciQuest has granted to the underwriters a 30-day option to purchase up to 450,000 additional shares of common stock.

The Company expects to use the net proceeds from the offering for working capital and other general corporate purposes. J.P. Morgan Securities LLC and Stifel acted as joint book-running managers for the offering. Canaccord Genuity Inc., JMP Securities LLC, Pacific Crest Securities LLC, Raymond James & Associates, Inc., William Blair & Company, L.L.C., Barrington Research Associates, Inc. and Sidoti & Company, LLC acted as co-managers.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission. When available, copies of the final prospectus and prospectus supplement for this offering may be obtained for free by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York, NY 11717 or telephone: (866) 803-9204 or Stifel, Nicolaus & Company, Incorporated, Attention: Prospectus Dept., One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SciQuest

SciQuest (Nasdaq:SQI) is the largest publicly held pure-play provider of cloud-based, business automation solutions for spend management - offering deep domain knowledge and a leading, customer-driven portfolio.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations regarding the completion and anticipated proceeds of the public offering. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Certain of these risks are discussed in “Part I, Item 1A, Risk Factors” and elsewhere in SciQuest’s most recent Annual Report on Form 10-K and other reports, as filed with the SEC. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this release. Except as required by law, SciQuest assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  There can be no assurance that SciQuest will be able to complete the public offering on the anticipated terms, or at all.

Contacts:

SciQuest Media contact:

fama PR for SciQuest

Dan Gaffney, 617-986-5036

sciquest@famapr.com

SciQuest Investor contact:

SciQuest, Inc.

Jamie Andelman, 919-659-2322

jandelman@sciquest.com

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